Exhibit 99.1

7961 SHAFFER PARKWAY
SUITE 5
LITTLETON, COLORADO 80127
TELEPHONE (720) 981-1185
FAX (720) 981-1186	Trading Symbol: VGZ
Toronto and NYSE Amex Stock Exchanges

NEWS

Vista Announces Paredones Amarillos Gold Project Feasibility Study Update Results and Provides Project Update

Denver, Colorado, September 2, 2009 – Vista Gold Corp. (“Vista” or the “Company”) (TSX & NYSE Amex:  VGZ) is pleased to announce the results of a Feasibility Study Update (the “Updated Study”) completed by SRK Consulting (“SRK”) of Lakewood, Colorado, on the Company’s wholly-owned Paredones Amarillos gold project located in Baja California Sur, Mexico.

During the past four months, Vista has undertaken a detailed review of its Paredones Amarillos gold project.  The Roberts & Schaefer Company, a large engineering and construction firm based in Salt Lake City, Utah, has reviewed the process facility design to optimize the process area layout, confirmed the proposed production parameters and constructability, and re-estimated the capital and operating costs for the process area. The re-estimated capital and operating costs were incorporated in the Updated Study of the project, which supersedes the economic evaluation reported in the Company’s September 8, 2008 press release, in connection with the feasibility study of the Paredones Amarillos gold project (the “Feasibility Study”) and the related technical report entitled “Feasibility Study NI 43-101 Technical Report Vista Gold Corp. Paredones Amarillos Gold Project Baja California Sur, Mexico” dated October 20, 2008.

Other cost estimates for the proposed project were reviewed and updated by SRK and incorporated into the Updated Study to reflect current estimated capital and operating cost inputs and commodity prices.  The Updated Study estimates a decrease in capital and operating costs and improved project economics.  The mineral resources, mineral reserves, mine life and stripping ratios reported in the Feasibility Study remain unchanged.  The highlights from the Updated Study compared to the Feasibility Study results are shown in the following table (all currency amounts are in U.S. Dollars):

Selected Operating, Cost and Return Estimates

Life-of-Mine Gold Production	1,203,000 ounces
Average Annual Gold Production	127,400 ounces per year
(142,900 ounces per year for the first five years)

	Feasibility Study	Updated Study
Pre-Production Capital Costs
Total	$197.2 million	$189.8 million
$ per ounce gold produced	$165	$155
Cash Operating Costs ($ per ounce gold produced)
Life-of-Mine Average	$419	$406
Average for First Five Years	$380	$372
Financial Analysis
Average Gold Price	$771 per oz.(1)	$771 per oz.(1)	$950 per oz.(2)
Payback Period	3.4 years	2.9 years	2.3 years
NPV at 5% Discount Rate (pre-tax)	$128.9 million	$150.0 million	$303.9 million
Internal Rate of Return	21.0% pre-tax 16.6% after-tax	24.7% pre-tax 19.6% after-tax	37.8% pre-tax 31.0% after-tax

(1) Feasibility Study Base Case Gold Price Profile ($850 for 1st 3 years, $725 thereafter)

(2) $950 gold price demonstrates upside at current gold prices

The Updated Study was prepared by SRK.  Terry Braun, P.E., Principal of SRK, an independent “Qualified Person” as defined by Canadian National Instrument 43-101, supervised the preparation of scientific and technical information contained in this press release.  The Company anticipates filing the Updated Study on SEDAR and EDGAR within 10 days of this press release.

On August 4, 2009, Vista announced that authorizations had been received for a confirmatory drilling program at the Paredones Amarillos gold project.  Drilling started on Friday, August 28, 2009, and Major Drilling de Mexico, S.A. de C.V., under the direction of Vista’s exploration team, has completed the first of thirteen holes.  Additional metallurgical tests to be undertaken on the new samples from this drilling program are expected to confirm the process plant design criteria and provide additional validation of the mineral reserve model.

Fred Earnest, Vista’s President and Chief Operating Officer, stated, “We are very pleased with the results of the Feasibility Study Update for the Paredones Amarillos gold project.  The project has been subjected to a detailed and rigorous review of the design criteria and cost assumptions from the Feasibility Study completed in 2008.  This effort supports our belief that the project can be built and operated as expected, and we believe that the project continues to represent an attractive investment for Vista as it advances its plan to become a mid-tier gold producer.”

Vista’s advisors continue to work with Mexican authorities to expedite the approval of the Temporary Occupation Permit and the Change of Land Use Permit for the Paredones Amarillos gold project.  Mr. Earnest commented, “The review process continues to advance favourably and we anticipate the approval process to reach a successful conclusion in the near future.  We have also initiated a community engagement program in anticipation of receiving the permits.  We expect this program to involve several different workshops and meetings over the course of the next 3-4 months as we work with the local communities and stakeholders to ensure the successful development of the Paredones Amarillos gold project.”

About Vista Gold Corp.

Since 2001, Vista has acquired a number of gold projects with the expectation that higher gold prices would increase their value. For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com. Vista has taken steps to advance the Paredones Amarillos gold project located in Baja California Sur, Mexico, towards production.  These steps include the completion of a definitive feasibility study, the purchase of long-delivery processing equipment, and the purchase of land for the processing facilities, related infrastructure and the desalination plant. The results of a preliminary economic assessment completed in 2009 on the Mt. Todd gold project in Australia are encouraging and Vista is undertaking other studies to advance the project, with the completion of a preliminary feasibility study targeted for the fourth quarter of 2009.  Vista’s other holdings include the Guadalupe de los Reyes gold project in Mexico, the Yellow Pine gold project in Idaho, the Awak Mas gold project in Indonesia, and the Long Valley gold project in California.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and U.S. Securities Exchange Act of 1934 and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as estimates of capital and operating costs, estimates of production and life-of-mine, and estimates of financial payback period and internal rate of return of the Paredones Amarillos gold project, financial and operating results and estimates; potential funding requirements and sources of capital; plans for budgeting financial recoveries; the timing, performance and results of feasibility studies and economic evaluations including the timing and receipt of required land use, environmental and other permits for the Paredones Amarillos gold project and timing for starting and completion of drilling and testing programs at the Paredones Amarillos gold project; the timing and outcome of the application for the Temporary Occupation Permit (“TOP”) and for the new Change of Land Use Permit (“CUSF”) for the Paredones Amarillos gold project and timing for confirmation of the status of such permits; anticipated timing of commencement of construction and commencement of production at the Paredones Amarillos gold project; preliminary assessment results for the Mt. Todd gold project; and plans and timing for a preliminary feasibility study at the Mt. Todd gold project; Vista’s future business strategy; goals; operations; plans; potential project development; future gold prices; Vista’s potential status as a producer including plans and timing of potential production; and other such matters are forward-looking statements and forward-looking information.  When used in this press release, the words “estimate”, “plan”, “will”, “target”, “anticipate”, “expect”, “intend”, “believe” and similar expressions are intended to identify forward-looking statements and forward-looking information. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, risks relating to general economic conditions, delays and incurrence of additional costs in connection with our Paredones Amarillos gold project, including uncertainty relating to timing and receipt for required governmental permits; uncertainty relating to timing and outcome of the TOP and the new CUSF for the Paredones Amarillos gold project, uncertainty of feasibility study results and preliminary assessments and of estimates on which such results are based; risks relating to delays in commencement and completion of construction at the Paredones Amarillos and Mt. Todd gold projects; risks of significant cost increases; risks of shortages of equipment or supplies; risks that Vista’s acquisition, exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; risks related to repayment of debt; risks related to increased leverage; and uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed in Vista’s latest Annual Report on Form 10-K, as amended and Quarterly Report on Form 10-Q and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information, whether as a result of new information, future events or otherwise.

All mineral reserves and resources have been estimated in accordance with the definition standards on mineral resources and mineral reserves of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in National Instrument 43-101, commonly referred to as NI 43-101. U.S. reporting requirements for disclosure of mineral properties are governed by the United States Securities and Exchange Commission (SEC) Industry Guide 7. Canadian and Guide 7 standards are substantially different and the information contained in this press release, the Updated Study and the Feasibility Study are not comparable to similar information disclosed by U.S. companies. This press release, the Updated Study and the Feasibility Study referenced in this press release use the terms “measured,” “indicated,” and “inferred” resources. We advise investors that while those terms are recognized and required by Canadian regulations, the SEC does not recognize them. Inferred mineral resources are considered too speculative geologically to have economic considerations applied to them that enable them to be categorized as mineral reserves. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. U.S. investors are cautioned not to assume that part or all of an inferred resource exists, or is economically or legally minable.  U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves.

For further information, please contact Connie Martinez at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com